Exhibit 3.56

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

229 SOUTH STATE STREET

DOVER, KENT COUNTY, DELAWARE

10001

CERTIFICATE OF INCORPORATION

OF

PHAROS INTERNATIONAL, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the act amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is

PHAROS INTERNATIONAL, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and without limiting the generality of the foregoing:

To acquire, develop and market computerized information/data based systems to pharmacies and drug stores, the input for which is drawn from prescription and patient record files, inventory cards, and point-of-purchase accounting records located in pharmacies and drug stores.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Ten thousand (10,000), consisting of Five Thousand (5,000) shares of Class A Stock, all of a par value of One Dollar ($1.00) each, and Five Thousand (5,000) shares of Class B Stock, all of a par value of one Dollar ($1.00) each.

The designation, preferences, privileges and voting powers of the share of each class and restrictions or qualifications thereof are as follows:

The holders of the Class A Stock and the holders of the Class B Stock shall be entitled to the same rights and privileges, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends, and shall share equally, share and share alike, in the distribution of all assets of the corporation after the payment of its debts or liabilities in the event of any liquidation, dissolution or winding up of the corporation, and shall be alike in all other respects provided, however, except as otherwise may be required by law, the Class A Stock, voting as a class, shall at all times be entitled to elect members to the Board of Directors, and their successors (to be designated Class A Directors) in such numbers that there shall always be four times the number of Class A Directors as there are Class B Directors. The holders of the shares of Class B Stock, voting as class, shall be entitled to elect the remaining members of the Board, to be designated Class B Directors.

Each share of stock of either class of the corporation shall entitle the holder thereof to a pre-emptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the corporation or any equity and/or voting shares of stock of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of stock of the same class of the corporation or of equity and/or voting shares of any class of stock of the corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of stock of the same class of the corporation or equity and/or voting shares of stock of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities or obligations of the corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares of stock which confer unlimited dividend rights and shares of stock which confer unlimited voting rights in the election of one or more directors. Holders of the shares of Class A Stock shall have no pre-emptive right to acquire shares of Class B Stock, nor shall holders of the shares of Class B Stock have any pre-emptive right to acquire shares of Class A Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
R. G. Dickerson	229 South State Street Dover, Delaware 19901

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors,” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph (a)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the case may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify and as said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on October 23, 1978.

/s/ R. G. Dickerson
R. G. Dickerson
Incorporator

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

229 SOUTH STATE STREET

DOVER, KENT COUNTY, DELAWARE

10001

Certificate of Amendment of Certificate of Incorporation

of

HEALTHCOM INCORPORATED

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is HEALTHCOM INCORPORATED.

2. The certificate of incorporation of the corporation is hereby amended by striking out Articles FIRST AND THIRD thereof and by substituting in lieu of said Articles the following new Articles:

“ARTICLE FIRST: the name of the corporation (hereinafter called the “corporation”) is NIELSEN LEASING CORPORATION.

ARTICLE THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and without limiting the generality of the foregoing:

To engage in the business of acting as Lessor in connection with the leasing of real and/or personal property under various leasing methods available from time to time.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on August 6, 1982.

/s/ Authorized Signatory
President

Attest:

/s/ Mary A. Dresdow
Mary A. Dresdow
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * *

NIELSEN LEASING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

The Board of Directors of NIELSEN LEASING CORPORATION adopted the following resolution on the 12th day of October 1989.

Resolved that the registered office of NIELSEN LEASING CORPORATION in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, NIELSEN LEASING CORPORATION has caused this statement to be signed by James W. Carter, Jr., its                              President and attested by Mary A. Dresdow its                              Secretary this 16th day of October, 1989.

By:	/s/ James W. Carter, Jr.
James W. Carter, Jr.
President

ATTEST:

By	/s/ Mary A. Dresdow
Mary A. Dresdow
Secretary